UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

CYCLACEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500 Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On March 30, 2011, the Board of Directors of Cyclacel Pharmaceuticals, Inc. (the “Company”), based on the recommendation of its Audit Committee and in consultation with management, has concluded that the following previously issued consolidated financial statements must be restated and should no longer be relied upon because the Company erroneously accrued and included as a current liability its undeclared cumulative preferred stock dividends in such financial statements:

i.	consolidated balance sheets as of March 31, 2009, June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010, June 30, 2010, and September 30, 2010 and consolidated statement of stockholders’ equity for the year ended December 31, 2009; and

ii.	Selected Financial Data as of and for the year ended December 31, 2009.

As a result, in its Annual Report on Form 10-K for the year ending December 31, 2010, the Company:

i.	restated its consolidated balance sheet as of December 31, 2009 and its consolidated statement of stockholders’ equity for the year ended December 31, 2009;

ii.	amended its Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) as it relates to the year ended December 31, 2009;

iii.	restated its Selected Financial Data as of and for the year ended December 31, 2009; and

iv.	restated its unaudited consolidated balance sheets as of March 31, 2009, June 30, 2009, September 30, 2009, March 31, 2010, June 30, 2010, and September 30, 2010.

The Company’s management and the Audit Committee of the Company’s Board of Directors have discussed these matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm.

As a result of the decision to restate, the Company was informed by Ernst & Young LLP in a letter dated March 31, 2011 that it was withdrawing its audit reports on the consolidated financial statements included in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2009. Such withdrawal is required by the standards of the Public Company Accounting Oversight Board (U.S.).

Background on the Restatement

The restated financial statements correct the following error:

Undeclared Preferred Stock Dividends

In March 2011, the Company became aware of an error with respect to the historical accounting for undeclared dividends associated with the Company’s outstanding preferred stock. The Company’s management reviewed this interpretation and determined that undeclared cumulative preferred stock dividends need only be disclosed in the financial statements or in the notes thereto, and not accrued and included as a current liability in the Company’s consolidated balance sheets, as the Company had recorded in prior periods. The effect of correcting the error has been recorded in the applicable restated periods.

The effects of the restatement did not affect the Company’s results of operations, reported loss per share, or cash flows.

The adjustments made as a result of the restatement are also being discussed in Note 3 ¯ “Restatement of Previously Issued Financial Statements”, of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K. Quarterly reports for the year ended December 31, 2011 will include restated consolidated balance sheets for the corresponding interim periods of 2010.

The Company has not amended and does not intend to amend its previously filed Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for the periods affected by the restatement. The information that has been previously filed or otherwise reported for these periods was restated and superseded by the information in the Annual Report on From 10-K for the year ended December 31, 2010. As such, the consolidated financial statements and related financial information contained in such previously filed reports should no longer be relied upon, nor should any earnings releases or other communications relating to the Company’s financial performance during these periods be relied upon.

Management has concluded that, as of December 31, 2010, the Company’s disclosure controls and procedures were ineffective at the reasonable assurance level and the Company’s internal controls over financial reporting were ineffective based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, because the Company did not have an effectively-designed control in operation over the accounting for, presentation of and disclosure of cumulative preferred stock dividends to prevent or detect on a timely basis material misstatements, specifically with respect to the Company’s undeclared cumulative preferred stock dividends that had been accrued and included as a current liability in the Company’s consolidated balance sheets.

On March 31, 2011, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that its the consolidated financial statements as of and for the year ended December 31, 2009 and quarterly consolidated financials statements for each of the three months ended March 31, June 30 and September 30, 2010 will be restated to correct the error described above.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2011, the Company’s Board of Directors approved an amendment to the Amended and Restated Bylaws (the “Amendment”) of the Company to clarify that where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on the matter.

A copy of the Amendment is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
3.01	Amendment No. 2 to the Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc.
99.1	Press release dated March 31, 2011, announcing the restatement of and non-reliance on 2009 annual and 2010 quarterly financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By: /s/ Paul McBarron
Name: Paul McBarron
Title: Executive Vice President—Finance,
Chief Financial Officer and
Chief Operating Officer

Date: March 31, 2011